UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2015 (July 16, 2015)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□            Written communications pursuant to Rule 425 under the Securities Act
□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1:  Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On July 16, 2015, U.S. Energy Corp. ("Company") entered into a third amendment (the "Third Amendment") to its senior secured revolving credit facility, dated July 30, 2010, as amended (the "Senior Credit Agreement"), among Energy One LLC, the Company, as guarantor party thereto, the lender parties thereto and Wells Fargo Bank, National Association.  The Third Amendment provides for, among other things: (i) a limited waiver with respect to the restricted payments covenant pursuant to which a transfer of $5,000,000 from Energy One LLC to the Company will be permitted in 2015; (ii) a limited waiver of the current ratio covenant as it relates to the fiscal quarters ending June 30, 2015 and September 30, 2015;  and (iii) a borrowing base of $7,000,000, subject to further adjustment from time to time in accordance with the Senior Credit Agreement.

The foregoing description of the Third Amendment is a summary only and is qualified in its entirety by reference to the Third Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1.  Third Amendment to Credit Agreement, by and among Energy One LLC, U.S. Energy Corp., Wells Fargo Bank, National Association and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: July 16, 2015	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO